UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(D) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)    February 17, 2006

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 17, 2006, we mutually agreed with General Instrument Corporation, d/b/a the Connected Home Solutions business of Motorola, Inc., to end our Development and Distribution Agreement, dated April 28, 2004.  A copy of the press release announcing this action is attached hereto as Exhibit 99.1.  This agreement provided for General Instrument to be WorldGate’s exclusive distributor of its broadband video phone products and for WorldGate to be General Instrument’s exclusive supplier of its broadband video phone products.  The ending of this agreement immediately terminates this exclusivity for both parties. In addition to its current role for development and manufacture of Ojo, WorldGate will now have direct responsibility and control for the advertising, marketing, and distribution of its products.  WorldGate intends to continue the rollout of Ojo and plans to expand distribution to service providers and retailers around the world.  No early termination penalties were paid by either party in connection with the termination.  The two companies will work together to ensure a smooth transition for customer accounts.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release issued by WorldGate Communications, Inc. on February 21, 2005.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Corporation’s expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. Several factors that could materially affect the Corporation’s actual results are identified in the Corporation’s latest Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	February 23, 2006	/s/ Randall J. Gort

Randall J. Gort
Secretary